Exhibit 5.1

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Email:	rthorp@tta.lawyer

To:                             China Online Education Group

[  ] 2016

Dear Sirs

China Online Education Group

We have acted as Cayman Islands legal advisers to China Online Education Group (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended, (the “Registration Statement”), related to the offering and sale of American Depositary Shares representing certain ordinary shares, par value US$0.0001 per share (the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1                                         Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies or final drafts of the following documents, and such other documents as we have deemed necessary:

1.1                               the Certificate of Incorporation dated 30 November 2012;

1.2                               a Certificate of Good Standing issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”);

1.3                               the Fourth Amended and Restated Memorandum and Articles of Association of the Company as adopted by a resolution passed on 31 August 2015;

1.4                               the Fifth Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by a special resolution passed on [     ] 2016 and effective immediately upon completion of the Company’s IPO (the “IPO M&A”);

1.5                               the written resolutions of the board of Directors dated [     ] 2016 (the “IPO Board Resolutions”);

1.6                               the written resolutions of the shareholders of the Company dated [     ] 2016 (the “Shareholders’ Resolutions”, together with the IPO Board Resolutions are referred to as the “Resolutions”);

1.7                               a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”);

1.8                               the register of members of the Company (the “Register of Members”); and

1.9                               the Registration Statement.

2                                         Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3                                         Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1                               The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2                               The Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue, and when issued by the Company against payment in full of the consideration, in accordance with the terms set out in the Registration Statement and duly registered in the Company’s Register of Members (shareholders), such Shares will be validly issued, fully paid and non-assessable;

3.3                               The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Taxation”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

TRAVERS THORP ALBERGA

China Online Education Group

Harbour Place 2nd Floor

103 South Church Street

P.O. Box 472, George Town

Grand Cayman KY1-1106

Cayman Islands

To:                             Travers Thorp Alberga

1205A The Centrium

60 Wyndham Street

Central, Hong Kong

2016

Dear Sirs

China Online Education Group (the “Company”)

I,                  , being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1                                         The memorandum and articles of association of the Company adopted by special resolution passed on 31 August 2015 remain in full force and effect and are unamended save as by special resolution passed on [    ] 2016 and effective immediately upon completion of the Company’s IPO.

2                                         The Resolutions were signed by all the directors of the Company in the manner prescribed in the Company’s memorandum and articles of association.

3                                         The shareholders of the Company have not restricted or limited the powers of the directors in any way.  There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from performing its obligations under or described or provided for (as the case may be) in the Registration Statement or any exhibits thereto.

4                                         The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

5                                         The directors of the Company at the date of the Resolutions and at the date hereof were and are as follows:

Jiajia Huang

Ting Shu

Frank Lin

Xing Liu

Wei Li

6                                         There is nothing contained in the minute book or the corporate records of the Company which would or might affect the opinions contained in the Opinion and the copies of the corporate records which have been made available to you as set out in Schedule 1 of the Opinion are complete and accurate in all material respects.

7                                         Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

8                                         To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction.  Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company.  Nor has any receiver been appointed over any of the Company’s property or assets.

9                                         The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn: Mr Richard Thorp) to the contrary.

Signature:
Director